                                                                   EXHIBIT 10.74



                        PROGRAM ADMINISTRATOR AGREEMENT
                        -------------------------------


          This PROGRAM ADMINISTRATOR AGREEMENT is made and entered into as of January 1, 1998, by and between the Professional Programs Division of Poe & Brown, Inc., a Florida corporation ("PA"), and American Healthcare Indemnity Company, a Delaware corporation ("AHI").

                                   RECITALS
                                   --------

          A. PA, headquartered in Tampa, Florida, is an established program administrator, licensed as an independent insurance agency on behalf of a number of insurance companies. PA regularly sells and services a broad line of professional liability-oriented property and casualty insurance.

          B. PA is the originator of the Physicians' Protector Plan(R), a program designed to provide professional liability and related insurance coverages to physicians and mid-size medical groups (20 or fewer physicians) who satisfy certain underwriting guidelines (the "Program"). PA has served as the exclusive administrator of the Program, which is currently underwritten by the CNA Insurance Companies ("CNA"). CNA has insured physicians and medical groups under the Program principally in the states of Connecticut, Florida and Georgia, and to a lesser extent in ten additional states. PA has marketed the Program through a network of agents and brokers developed by PA in these states.

          C. AHI is a property and casualty insurance company committed to underwrite, market, sell and otherwise transact a broad line of property and casualty insurance products to customers in the health care industry. AHI, which is licensed to transact insurance in 45 states, is a subsidiary of SCPIE Holdings Inc., a publicly held insurance holding company, headquartered in Beverly Hills, California.

          D. PA and CNA have agreed to terminate their relationship with respect to the Program as of December 31, 1997, except for certain continuing transitional underwriting services. PA desires AHI to become the underwriter for the Program in certain states (the "Covered States"), and AHI is willing to become the underwriter for the Program in the Covered States, all upon the terms and conditions hereinafter set forth.

          E. The parties desire that AHI assume the underwriting functions as of the Effective Date. In furtherance of this objective, (i) CNA will continue to underwrite the Program Policies in a particular state until AHI has received all necessary rate and form approvals in such state to underwrite the Program Policies, and (ii) AHI has entered into a reinsurance agreement with CNA, pursuant to which AHI will assume, under a 100% quota share reinsurance arrangement, the risk for the Program Policies (as defined herein) issued for inception or renewal on or after the Effective Date (as defined herein).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the references.

               "Administrative Guidelines" means those procedures set forth on
                -------------------------
Addendum "A," which have been agreed upon by AHI and PA for servicing the insurance business under the Program and as they may be amended or supplemented from time to time in accordance with the terms of this Agreement

               "Affiliate" means, with respect to any party, any individual,
                ---------
corporation, partnership or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such party.

               "Agreement" refers to this Program Administrator Agreement,
                ---------
including all Addenda and Schedules hereto, as the same may be amended from time to time.

               "AHI" refers to American Healthcare Indemnity Company, Inc.,
                ---
having its principal place of business at 9441 W. Olympic Boulevard, Beverly Hills, California, a Delaware corporation.

               "Covered State" means a state or other jurisdiction in which PA
                -------------
and AHI agree that the Program will or may be marketed by PA and underwritten by AHI on terms and conditions set forth in Sections 2.3 and 2.4 of this Agreement. The initial Covered States are set forth in Part 1 of Schedule I to this Agreement, as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement.

               "Effective Date" means January 1, 1998 at 12:01 a.m.
                --------------

               "Eligible Insured" means a physician or medical group of 20 or
                ----------------
fewer physicians engaged in the private practice of medicine in a Covered State who meets or meet the requirements of the Underwriting Guidelines for inclusion as an insured in the Program.

               "Expansion State" means a state or other jurisdiction, if any,
                ---------------
identified as an Expansion State in Part 2 of Schedule I, as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement.

               "Licensed Producer" means (i) a licensed insurance agent
                -----------------
appointed as an "agent" of AHI in a Covered State or an Expansion State to act as subagent of PA with respect to the Program; or (ii) a licensed broker in a Covered State or an Expansion State who may legally place Program Policies with AHI through PA.

               "Loss Ratio" means, with respect to any accident year, the
                ----------
projected indemnity and allocated loss adjustment expense incurred for such accident year calculated in accordance with the requirements for Schedule P of the Annual Statement filed with state insurance regulatory authorities.

               "Non-Covered State" means any state which is not a Covered State
                -----------------
or an Expansion State.

               "PA" refers to Poe & Brown, Inc., Professional Programs Division,
                --
having its principal place of business at 401 E. Jackson Street, Suite 1700, Tampa, Florida.

               "Policy Forms" means those insurance application forms, insurance
                ------------
policy forms and endorsements listed on Schedule II, which CNA and AHI have used and will use for the Program, as such forms may be modified, deleted or supplemented from time to time by AHI.

               "Program" means the Program identified in Recital B, which shall
                -------
include the Program Name, the Policy Forms, the Program Materials and the Program Records.

               "Program Claim Records" means those records containing the
                ---------------------
information set forth on Schedule III with respect to claims or potential claims against insureds in the Program.

               "Program Materials" means those advertising, marketing
                -----------------
advertisements, circulars, brochures, pamphlets and other like materials developed by PA to market the Program. "Program Materials" shall not include those materials developed by AHI or its Affiliates for the general marketing of their products which are adapted for use in the Program.

               "Program Name" means Physicians' Protector Plan(R).
                ------------

               "Program Policies" means those policies issued under the Program.
                ----------------

               "Program Records" means the Program Underwriting Records and the
                ---------------
Program Claim Records.

               "Program Underwriting Records" means those records containing the
                ----------------------------
names of the insureds under the Program, the policy applications, policy coverages, endorsements and other information developed for the underwriting and rating of individual physician insureds and medical groups.

               "Underwriting Guidelines" means those rules, standards and
                -----------------------
procedures set forth on Addendum "B," including limits of insurance, which have been established by AHI and are currently utilized for acceptance of risks, the terms of such acceptance and the issuance of Program Policies in accordance with such terms.

          1.2  Other Defined Terms.  The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:


               Term                             Section
               ----                             -------

               AAA                              Section 10.2(a)
               Account Current                  Section 5.1.1
               Board                            Section 10.2
               Disputes                         Section 10.2
               Indemnification Claim            Section 8.3
               Indemnification Claim Notice     Section 8.3


                                  ARTICLE II

                     APPOINTMENT OF PROGRAM ADMINISTRATOR
                     ------------------------------------

          2.1. Appointment of Program Administrator. AHI hereby appoints PA as
               ------------------------------------
administrator of the Program to offer and sell the Program to Eligible Insureds in the Covered States and to otherwise administer the solicitation, underwriting, policy issuance, billing, collection and claim notification with respect to Eligible Insureds, all in accordance with the terms of this Agreement. PA hereby accepts such appointment and agrees that it will exercise such authority as is granted in this Agreement and shall abide by all the terms and conditions of this Agreement and the Administrative Guidelines and the Underwriting Guidelines.

          2.2  Program Transition.
               ------------------

               2.2.1.  Rate and Policy Form Approvals.  AHI has filed with the
                       ------------------------------
appropriate insurance regulatory authority in each of the Covered States an application or applications to obtain all required approvals of rates for Eligible Insureds, Policy Forms, Underwriting Guidelines and other matters to enable AHI to underwrite and issue Program Policies in such state or states, and AHI shall take all other actions necessary or appropriate to obtain such approvals. AHI will promptly file a similar application or applications in any

Expansion State for which an initial marketing plan is approved by AHI pursuant to Section 2.5.1.

               2.2.2   Interim Arrangement.  AHI shall be the underwriting
                       -------------------
facility for new and renewing Program Policies in the Covered States on and after the Effective Date, with the exception of those policies that continue to be underwritten by CNA, and reinsured by AHI and its Affiliates, in one or more Covered States, pending AHI obtaining required or appropriate policy form and rate approvals in such state or states pursuant to Section 2.2.1. For purposes of this Agreement, policies subject to such reinsurance agreement shall be considered Program Policies.

               2.2.3   Retirement Benefit Credits.  Persons insured by CNA
                       --------------------------
under the Program, who become insured by AHI under the Program with no gap in coverage, shall be credited by AHI for all consecutive periods insured by CNA under the Program for purposes of the calculation of their entitlement to receive extended reporting period coverage, at no charge, in the event of retirement from the practice of medicine.

          2.3  Operating Authority and Restrictions on PA in the Covered
               ---------------------------------------------------------
States.  PA shall have operating authority on behalf of AHI, and shall be
------
subject to operating restrictions, as follows in the Covered States.

               2.3.1   Authority of Program Administrator.  AHI grants to PA
                       ----------------------------------
the following authority exercisable by PA on behalf of AHI. PA shall: (i) solicit and receive applications for Program Policies directly and from other Licensed Producers, and bind and issue such policies and endorsements thereto;
(ii) execute and deliver Program Policies and endorsements thereto and certificates thereof; (iii) bill for, collect and receive premiums on Program Policies, renewals thereof and endorsements thereto in accordance with the accounting provisions contained herein; (iv) pay to AHI premiums due on Program Policies; and (v) receive notices of claims or of incidents or other occurrences which may give rise to claims under any of the Program Policies. The authority to execute and deliver certificates of insurance may be delegated by PA to Licensed Producers at PA's discretion.

               2.3.2   Licensed Producers.  PA shall (i) recommend for
                       ------------------
appointment by AHI (as appointed "agents") Licensed Producers in Covered States in accordance with the provisions of the Administrative Guidelines to initiate, receive and accept Program Policies in accordance with such guidelines, and (ii) designate those brokers in such Covered State who may act as Licensed Producers and submit Eligible Insureds for coverage under the Program. PA shall cause each of the Licensed Producers appointed as an insurance agent to enter into an agreement with PA on a form which has been approved by AHI. A copy of each executed agreement will be maintained by PA. All such Licensed Producers shall act under PA's oversight with respect to the Program, and PA will have sole responsibility for selecting and terminating Licensed Producers in accordance with the provisions of the Administrative

Guidelines. PA shall be solely responsible for any commissions or other amounts due to Licensed Producers or insurance brokers with respect to the Program Policies transacted by them.

               2.3.3   Compliance with Guidelines.  In its sales, solicitation,
                       --------------------------
binding, selling and issuance of Program Policies, and in its premium charging or billing thereof, PA shall act in accordance with the Administrative Guidelines and the Underwriting Guidelines.

               2.3.4   Compliance with Licensing Authority.  PA shall act in
                       -----------------------------------
accordance with all requirements and limitations imposed by PA's license or by applicable state or federal law in its representation of AHI under this Agreement and its selling and administrative activities under this Agreement.

               2.3.5   Other Insurance Products.  PA will solicit and accept
                       ------------------------
only Eligible Insureds in Covered States for inclusion in the Program. PA may, however, in its capacity as a broker, submit to AHI or its Affiliates other physicians or medical groups in Covered States, other health care providers and health care facilities to which AHI or one of its Affiliates offers such coverage generally in such state or states. AHI will accept such submissions on a brokerage basis, subject to negotiated terms if accepted for coverage.

               2.3.6   Exclusive Program.  PA will not offer any other program
                       -----------------
in competition with the Program in a Covered State, nor will it accept submissions from Eligible Insureds in a Covered State for any program other than the Program. Nothing herein, however, shall restrict PA from accepting submissions for coverages other than those included in the Program Policies.

               2.3.7   Marketing Plan.  PA shall submit to AHI for AHI's
                       --------------
approval, as soon as practicable but in no event later than June 30, 1998, a draft initial three-year marketing plan for each of the Covered States, setting forth for each Covered State projected premium volume, market share and Loss Ratio targets for the Program in each state for each of the three years covered by such plan. AHI will promptly review each such plan and consult with PA regarding any proposed modifications. The parties agree to use their best efforts to agree upon a final plan for each of the Covered States as soon as practicable. The marketing plans for the Covered States shall be updated on a yearly basis pursuant to Section 3.13 and may contain such additional items as the parties may agree.

               2.3.8   Failure to Meet Targets.  In the event that the Program
                       -----------------------
fails to achieve (x) at least 70% of the stated premium volume target and (y) a Loss Ratio of less than 110% of the stated Loss Ratio target set forth in the
              ----
then-existing marketing plan for a Covered State in any of the three years covered by such plan, then each of AHI and PA shall have the right to terminate such state's status as a Covered State by giving one year's written notice to the other party of such intention (such one year period, the "Notice Period"). During the Notice Period, PA shall continue to renew business under the Program in such Covered State and shall accept applications from Eligible Insureds for coverage under the Program in such state.

Additionally, AHI shall be obligated to continue to write such business in accordance with the Underwriting Guidelines during the Notice Period.

     During the Notice Period, PA will have the right to accelerate the termination of a state's status as a Covered State upon 90 days' written notice to AHI, which notice may be given no earlier than the date which is 90 days after the Notice Period commenced with respect to such state. In no event will AHI be allowed to terminate a state's status as a Covered State prior to the end of the Notice Period unless PA chooses to exercise its right to cause an early termination of the Notice Period as described in the preceding sentence.

     During the Notice Period, AHI will have the right to solicit business that renews or becomes effective after the expiration of the Notice Period (or earlier termination thereof at the option of PA). Such solicitation shall be made in accordance with the provisions of Section 9.7.

     2.4  Operating Restrictions on AHI in the Covered States.  AHI shall be
          ---------------------------------------------------
subject to the following operating restrictions in the Covered States.

          2.4.1  Agent Appointments.  Except as otherwise provided in Section
                 ------------------
2.4.3, AHI will not appoint an agent or agents (other than PA or a Licensed Producer) in a Covered State to solicit or sell professional liability policies to Eligible Insureds.

          2.4.2  Compliance with Guidelines,  AHI will not amend or otherwise
                 --------------------------
modify the Underwriting Guidelines in any material respect without first consulting with PA, and will make only those modifications that it reasonably determines are necessary for the effective operation of the Program without the consent of PA. The Administrative Guidelines shall only be amended or otherwise modified by the agreement of the parties.

          2.4.3  Permissible Underwriting and Marketing.  AHI will not offer or
                 --------------------------------------
sell professional liability insurance to physicians or medical groups in a Covered State other than through the Program, except that AHI may underwrite, market and sell directly to insureds or through agents or brokers:

                 (a) policies to medical groups of more than 20 physicians who would otherwise be Eligible Insureds;

                 (b) policies to individual physicians or medical groups of 20 or fewer physicians who do not qualify as Eligible Insureds under the Underwriting Guidelines;

                 (c) policies to national accounts, consisting of medical groups of all sizes that are part of or affiliated with a practice management entity, an integrated health system or other organization that makes the decision to purchase professional liability insurance for its owned or affiliated medical groups;

                 (d) policies to members of "risk purchasing groups" provided that (i) the sponsor of the risk purchasing group is not AHI or one of its Affiliates or is not otherwise affiliated with AHI and (ii) AHI pays to PA
     (X) 5% of the premiums paid by Eligible Insureds included in such "risk purchasing group" in a Covered State where PA provides administrative services for such group or (Y) 2% of such premiums paid by any such "risk purchasing group" where PA does not provide administrative services for such group; or

                 (e) policies to physicians or medical groups based in or affiliated with a hospital or other health care facility or system insured by AHI or one of its Affiliates, when the decision to purchase professional liability insurance is made by the health care facility or hospital for such medical group or groups and physicians.

          2.4.4  Use Restrictions.  Under no circumstances can AHI use the
                 ----------------
Program Name or the Program Materials, except as part of the Program. AHI may use the Policy Forms or other forms in a Covered State with respect to policies that may be issued by AHI pursuant to the provisions of Section 2.4.3(a) through
(e).

          2.4.5  Improvement in Risk Classification.  If an insured to whom AHI
                 ----------------------------------
has issued a policy pursuant to the provisions of Section 2.4.3(b) as a person who is not an Eligible Insured improves his or her or its risk classification so that such insured is then qualified to be an Eligible Insured, AHI will use its best efforts to cause such policy to be renewed as part of the Program.

          2.4.6  Purchase of Existing Business.  If AHI acquires an insurance
                 -----------------------------
company that already underwrites physicians' professional liability insurance in a Covered State, AHI may continue to underwrite those professional liability insurance policies written by the acquired company on a direct basis, so long as the premium rates are at least equal to or higher than the rates under the Program. AHI will only accept such policies written through brokers or agents of the acquired company for renewal under the Program. Alternatively, if the volume requirements set forth in Section 9.10 are met, AHI may terminate the Program in such state as provided in Section 9.10.

     2.5  Designation of Expansion States.  The following provisions shall apply
          -------------------------------
to the expansion of the Program to additional states.

          2.5.1  Initial Marketing Plan.  In the event that PA shall desire to
                 ----------------------
expand the Program to a state that is not a Covered State, PA shall submit to AHI for AHI's approval a two-year marketing plan applicable to such state, setting forth for such state projected premium volume, market share and Loss Ratio targets for the Program in such state for each of the two years covered by such plan. If the marketing plan submitted by PA to AHI with respect to a state meets with AHI's approval, and if AHI is otherwise satisfied that such state should be designated an Expansion State, such state will be designated an Expansion State for a period of two years from the date that necessary AHI filings are approved in such state.

          2.5.2  Transfer of Policies.  In the event that, in any state that is
                 --------------------
designated an Expansion State, AHI is underwriting policies which would otherwise be subject to the Program, AHI shall cause such policies to be written under the Program in such Expansion State as soon as practicable following the date of such designation.

          2.5.3  Accession to Covered State Status.  In the event the Program
                 ---------------------------------
meets the stated premium volume and Loss Ratio targets set forth in the initial marketing plan for an Expansion State for each of the two years covered by such plan, such state, at the request of PA, will become a Covered State under this Agreement.

          2.5.4  Failure to Meet Targets.  In the event the Program fails to
                 -----------------------
achieve (x) at least 70% of the stated premium volume target and (y) a Loss Ratio of less than 110% of the stated Loss Ratio targets set forth in the initial marketing plan for an Expansion State for either of the two years covered by such plan, AHI has the right to terminate such state's status as an Expansion State as of such date and such state shall thereafter be treated as a Non-Covered State under this Agreement. PA shall be entitled to reinitiate the process set forth in this Section 2.5 with respect to any such state.

          2.5.5  Operating Authority of PA and Restrictions on PA and AHI in
                 -----------------------------------------------------------
Expansion States.  The provisions of Sections 2.3.1 through 2.3.6 and 2.4.1
----------------
through 2.4.6 shall apply to each Expansion State.

     2.6  Activities in Non-Covered States.  In any state that is a not a
          --------------------------------
Covered State or an Expansion State, (i) AHI will accept brokerage submissions from PA on the same basis AHI will accept business from other brokers, so long as AHI has not limited its right to do so contractually, (ii) AHI may underwrite directly and through agents or brokers or otherwise without restriction professional liability policies and programs for physicians and medical groups of all types and sizes, (iii) AHI may appoint other agents, including managing agents, on an exclusive or non-exclusive basis, to market and sell professional liability policies and programs for physicians and medical groups of all types and sizes, and (iv) PA may offer and sell the Program or any other competing professional liability program utilizing another underwriter or underwriters.
In the event AHI appoints a managing agent in any Non-Covered State on an exclusive basis, AHI shall use its best efforts to cause PA's business to be sold under such managing agent arrangement. Neither AHI nor PA will have any option or right of first refusal from the other party in any such state with respect to the Program or the offering of other programs of professional liability insurance. Notwithstanding the foregoing, AHI may not use the Program Name or Program Materials in any state except as part of the Program. In the event

AHI acquires an insurance company that already sells professional liability insurance in any such state, AHI may operate the acquired company without restriction.

     2.7  Application to Affiliates.  The provisions of Sections 2.3 and 2.4
          -------------------------
regarding operating authority and restrictions shall apply to Affiliates of PA under the direct control of PA and to Affiliates of AHI as though specifically named in such sections.

                                  ARTICLE III

             DUTIES AND RESPONSIBILITIES OF PROGRAM ADMINISTRATOR
             ----------------------------------------------------

     Pursuant to this Agreement, PA will perform the following in accordance with generally accepted good business and insurance practices:

     3.1  Solicitation.  PA will exert its best efforts to promote the Program
          ------------
and to solicit and sell Program Policies. PA will solicit risks and classes of risk that in their pricing and insurability meet or exceed the underwriting and pricing standards established in the Underwriting Guidelines and that otherwise qualify as Eligible Insureds. In connection with such solicitation, PA shall formulate and cause to be prepared programs and Program Materials designed to acquaint and attract Eligible Insureds. PA shall submit to AHI all advertising brochures and like materials utilized in connection with the Program for review and written approval by AHI prior to their dissemination.

     3.2  Servicing Business.  PA shall act as the primary line of communication
          ------------------
between AHI, the Licensed Producers and the insureds under the Program. PA shall provide for all usual and customary services to agents, brokers and insureds including delivery of Program Policies, return of premiums due insureds and timely and appropriate responses to inquiries and complaints from agents, brokers or insureds, and shall comply with the service standards set forth in the Administrative Guidelines.

     3.3  Underwriting and Binding of Risks.  PA will act in accordance with the
          ---------------------------------
Underwriting Guidelines and any other reasonable underwriting and pricing standards from time to time established by AHI. PA shall bind risks only in accordance with the Underwriting Guidelines.

     3.4  Policy Issuance.  PA shall timely and properly issue, deliver and
          ---------------
execute or countersign Program Policies, endorsements, binders and other documents in accordance with the Policy Forms approved by AHI. PA will promptly forward to AHI copies of any declarations, endorsements, other policy form amendments, certificates or other evidences of insurance that contain any variation not contemplated by the Underwriting Guidelines for the standard Policy Forms or that include specific variables for which the approval of AHI is required under the applicable Underwriting Guidelines. PA will provide AHI with online access to policy information entered into its data processing system. Each party will bear its own costs for such system access.

     3.5  Premium Rates.  PA shall quote accurate premiums and rates in
          -------------
compliance with the approved and applicable rating manuals or rating plans of AHI for Program Policies at the approved limits of insurance.

     3.6  Claim Notification. PA will promptly notify AHI of any information
          ------------------
received by PA, whether from an insured or a Licensed Producer, or otherwise, regarding a claim or potential claim against an Insured under a Program Policy.

     3.7  Accounting.  PA will account for all Program Policies, endorsements
          ----------
thereto and renewals thereof in accordance with the method of accounting designated in Article V of this Agreement.

     3.8  Billing, Collection and Deposit of Premiums.  PA shall timely bill for
          -------------------------------------------
and collect premiums for Program Policies. Upon collection, PA will hold all such premiums for AHI in a fiduciary account. Such account shall be of a type and be held at a bank or other institution that is approved in writing by AHI, which approval shall not be unreasonably withheld. The bank account shall be established and maintained by PA in such a manner as to clearly establish PA as holding insurance premiums on behalf of various insurance carriers, including AHI, with respect to the funds in the account. Interest or other income, if any, accruing on these premium funds may be retained by PA for its own account. The net premiums so held will be remitted to (i) AHI in accordance with the provisions of Section 5.1.2, (ii) PA for commissions in accordance with the provisions of Section 6.2, and (iii) insureds or their authorized representatives for return and refund premiums.

     On the day that such premiums are required to be paid to AHI by PA in accordance with Section 5.1.2, PA shall deposit such premiums into a bank account in the name of AHI under the control of a bank to be designated by PA and approved by AHI, such approval not to be unreasonably withheld. No other funds will be deposited by PA into such account and the account shall be maintained solely for the collection of premiums pursuant to this Agreement. Interest or other income, if any, accruing on the funds in such account shall belong to PA and shall be paid to PA by AHI in accordance with the provisions of
Section 6.2. AHI may withdraw premiums from such account on the day that is 75 days after the last day of the month during which the premium was due from the insured, regardless of the date such premium was actually deposited into the account. The premiums so held will be disbursed to (i) AHI in accordance with the provisions of Section 5.1.2, (ii) PA for commissions and interest payable in accordance with the provisions of Section 6.2, and (iii) insureds or their authorized representatives for return and refund premiums.

     3.9  Administrator Expenses.  PA will pay all of its expenses incurred in
          ----------------------
the performance of this Agreement or otherwise incident to the Program, including, without limitation, commissions to Licensed Producers, travel expense, employee and clerical salaries, benefits and expense, fees, counter-signature fees and expense, postage, advertising, marketing, printing and license fees. AHI shall be responsible only for its own costs and expenses unless otherwise agreed in writing by AHI.

     3.10  Licensed Producers.
           ------------------

           (a) PA will accept applications for Program Policies from Licensed Producers. PA shall comply with AHI's agent or broker of record procedures as agreed upon by the parties. PA will pay all counter-signature commissions or fees required to be paid and be solely responsible to pay all commissions due and payable to Licensed Producers as negotiated between PA and the Licensed Producers.

           (b) PA will verify that each Licensed Producer is properly licensed and may legally place Program Policies with AHI through PA.

           (c) PA will provide AHI access to copies of the standard contract or agreement PA maintains with Licensed Producers, as necessary for AHI's audit purposes.

     3.11  Records.
           -------

           (a) PA will keep and maintain accurate records of all Program Policies, endorsements and renewals issued by PA on behalf of AHI and all premiums collected or due and owing thereon. Such records shall be open to examination by AHI at any time during normal business hours on AHI's request.

           (b) PA will establish and maintain reasonably adequate internal controls and recordkeeping mechanisms for safekeeping and accounting of all Policy Forms, Program Policies, premium billings, collections and maintenance of all policyholder records relating to the Program, all as reasonably required for the fulfillment of its duties as Program Administrator and in addition to any procedural requirements that may be imposed by AHI.

           (c) PA will establish a records retention process under which policy forms, premium receipt records and records used to determine the status of insurance in force are maintained for seven years. At the end of such seven-year period, PA shall request directions from AHI with respect to the disposition of such records. If PA does not receive any such directions from AHI within 30 days, PA shall ship such records to AHI at AHI's expense. Such records will not be destroyed without the consent of AHI. PA will provide AHI with access to these records.

           (d) PA will be solely responsible for, and will own, the computer systems, software and database utilized by PA in connection with the Program.

           (e) AHI will be solely responsible for, and will own, the computer systems, software and database utilized by AHI in connection with the Program.

           (f) AHI and PA shall each take all actions necessary to cause their systems to be Year 2000 compliant.

     3.12  Accounting.  PA will account for all Program Policies, endorsements
           ----------
thereto and renewals thereof, for all premium billings, collections, cash receipts and cash disbursements in accordance with the provisions of Article V.

     3.13  Annual Marketing Plan.  PA shall prepare and submit to AHI annually a
           ---------------------
written marketing plan for each Covered State covering the next three years, including, but not limited to, projected premium volume, market share and Loss Ratio targets for the Program in such Covered State (such targets to be used for the evaluation of such state's status as a Covered State pursuant to Section 2.3.8). This plan is to be submitted to AHI no later than December 1 of the year immediately preceding the year the marketing plan is effective.

     3.14  Report of Sponsoring Organizations.  PA may, with the consent of AHI,
           ----------------------------------
enter into agreements with local medical societies, medical specialty societies and other organizations for sponsorship of the Program. PA will attend and participate on a non-voting basis in all peer review activities by any such sponsoring organizations, including insurability, loss prevention and claim review committees.

     3.15  Legal Compliance.  PA shall use its best efforts to keep fully
           ----------------
informed of and comply fully with all applicable agency laws and regulations in the Covered States and the Expansion States. PA will obtain and provide AHI, upon request, copies of all licenses and permits required by PA for the proper conduct of its duties under this Agreement.

                                  ARTICLE IV

                           POWERS AND DUTIES OF AHI
                           ------------------------
     Pursuant to this Agreement, AHI will perform the following in accordance with generally accepted good business and insurance practices:

     4.1  Communication.  AHI may communicate directly with insureds and with
          -------------
sponsoring organizations, if any, in furtherance of the Program, but AHI will rely principally on communication through PA.

     4.2  Commissions.  AHI will pay commissions to PA in accordance with this
          -----------
Agreement.

     4.3  Marketing Support.  AHI will provide PA with public relations and
          -----------------
advertising/sales promotion support with respect to the Program from AHI's internal design staff, including assistance in the design of descriptive materials, brochure design, graphics, advice and consultation concerning Program marketing. AHI shall not be required to provide any additional marketing support or assistance.

     4.4  Approval of Program Materials.  AHI will review and approve or modify
          -----------------------------
and approve in writing and within a reasonable time Program Materials proposed by PA for use with the Program.

     4.5  Claim Adjustment.
          ----------------

          (a) AHI will have full responsibility for the investigation, defense and settlement of claims made against insureds under Program Policies, including the investigation of all claims, establishment of appropriate claim files, the assembly of all claim forms and data necessary for proper claims administration, the supervision of all litigation or other proceedings involving any claim, and the disposition of all claims.

          (b) AHI will provide PA with monthly program claim experience computations for each Covered State as well as individual claim information and on-line claims access to the AHI claims system deemed necessary for PA to perform its underwriting obligations under this Agreement, which shall include, but not be limited to, the information listed in Schedule III. PA will provide AHI with online access to policy information entered into its data processing system. Each party will bear its own costs in connection with such system access.

          (c) AHI will establish a retention process under which claim files will be maintained indefinitely. After a claim is closed, such records may be maintained on microfiche or in an electronic storage system.

     4.6  Policyholder Inquiries or Requests.  AHI will refer to PA for handling
          ----------------------------------
individual policyholder or medical group inquiries and comments concerning the Program or any Program Policy, and all requests for action by AHI with respect to Program Policies, except for (i) inquiries, comments or requests for action with respect to pending claims or medical incidents or other occurrences which may give rise to claims, or (ii) other matters that AHI determines are legally necessary to be communicated directly to such insureds.

     4.7  Regulatory Filings.  AHI will maintain proper filings with Insurance
          ------------------
Departments in the Covered States.

     4.8  Appointment of Licensed Producers.  AHI will, upon the reasonable
          ---------------------------------
request of PA, appoint licensed agents and/or brokers for the Program in the states in which such agents or brokers will be soliciting Eligible Insureds for the Program.

     4.9  Risk Management Services.  AHI will maintain and make available its
          ------------------------
internal risk management staff for services to associations, provider service organizations, other similar organizations and insureds as agreed upon by PA and AHI. If a substantial amount of risk management services are required, AHI, in its discretion, may charge the association or organization for such services, at its standard rates.

     4.10 Cancellation or Non-Renewal of Program Policies.  PA shall have the
          -----------------------------------------------
right and duty to renew or non-renew a Program Policy and to cancel a Program Policy for non-payment of premium. AHI shall cooperate with PA with respect to giving any such non-renewal or cancellation notices required by law to be given directly by AHI. AHI shall have the right to cancel any Program Policy for any reason other than non-payment of premium. Nothing contained in this Agreement shall be deemed to inhibit or interfere with the exercise by AHI of any obligations it has under applicable law with respect to non-renewal or cancellation of a Program Policy.

                                   ARTICLE V

                             ACCOUNTING PROVISIONS
                             ---------------------

     5.1  Method of Accounting.  All Program business written by PA shall be
          --------------------
accounted for on an Account Current basis (as defined below).

          5.1.1  Rendering of Account Current. PA shall submit to AHI an
                 ----------------------------
"Account Current" for new Program Policies, renewals and endorsements not later than the tenth day of the month following the month in which they are effective. The "Account Current" shall contain the information shown on the attached sample Account Current (Schedule IV). The weekly data transmission shall contain the information specified on Schedule V for each such policy. In the event circumstances outside of PA's control result in the delayed issuance of a material number of Program renewal policies and thereby result in the inclusion of such premiums in the Account Current of PA for a month subsequent to the effective month, PA shall notify AHI of such event and request the consent of AHI for the payment of such premiums along with the payment of the Account Current in which such premiums are included. AHI shall not unreasonably withhold such consent.

          5.1.2  Payment of Premium and Compensation.  Payment of gross
                 -----------------------------------
premium (net of all commissions) for all business reported on each month's Account Current shall be paid to AHI so as to be received by AHI no later than the 15th day of the second month succeeding (i) with respect to premiums due upon policy inception or renewal, the month in which the policy inception or renewal for which payment is being made is effective, or (ii) in the case of subsequent installments, the month in which the installment is due.

          5.1.3  Responsibility for Collection of Premiums.  PA is fully
                 -----------------------------------------
responsible for and will pay to AHI all premiums due on Program Policies in the manner provided in this Article V, whether or not such premiums have been collected by PA from policyholders.

          5.1.4  General Obligations.  PA and AHI agree to use their best
                 -------------------
efforts and to cooperate to cause all premiums under the Program to be paid to AHI so that any unpaid agents' commissions can be carried by AHI in its quarterly and annual statements as "admitted assets" under statutory accounting principles.

                                  ARTICLE VI

               PAYMENT OF COMPENSATION TO PROGRAM ADMINISTRATOR
               ------------------------------------------------

     6.1  Transition Payments  AHI has paid to PA an amount equal to one percent
          -------------------
of total Program "in force" premium as of December 31, 1997, to defray initial marketing, advertising and related expenses required to effect the transition of the Program to AHI. AHI will make an additional payment to PA equal to one percent of the total direct written and assumed premium of the Program for the 1998 calendar year. Such payment shall be made by January 31, 1999.

     6.2  Commission Payments.  PA shall receive commissions at a rate of 15% on
          -------------------
premium collected on Program Policies placed with AHI, or reinsured by AHI pursuant to agreement with CNA during transition of the Program, as compensation for the services to be rendered by PA pursuant to this Agreement. Commissions on premium collected on any other non-Program policies issued by AHI for which PA acted as broker will be paid at rates agreed upon from time to time by AHI and PA. The rate of commission specified herein may be changed by AHI upon at least 365 days' prior written notice.

          Whenever premium is returned to any policyholder, PA shall refund return commission applicable to such policyholder at the same rate at which commission was originally retained. If AHI has made any such payments on PA's behalf, PA shall refund such commissions to AHI and expressly authorizes AHI to deduct such commissions from any commissions due PA.

          If PA fails to collect premiums, AHI will have the right to collect such premiums in any manner AHI deems appropriate.

     6.3  Contingent Commission Payments.  AHI will pay a contingent
          ------------------------------
commission of up to one percent of Program premiums earned for each calendar year beginning with the calendar year ending December 31, 1999. Such payment will be made on or before April 30 of the following year. The amount of such commission will be based on loss experience of the Program and pursuant to an annual profit sharing agreement which shall be in writing and agreed by the parties no later than August 31, 1998. It is understood that such contingent commission payments shall be offset by an amount equal to 1% of the unearned premium of the Program as of December 31, 1998.

                                  ARTICLE VII

                                   INSURANCE
                                   ---------

     7.1  Insurance Maintained by PA.  PA will maintain, for as long as this
          --------------------------
Agreement remains in force, with insurers and on forms acceptable to AHI: (i) a professional errors and omissions policy in an amount of $5,000,000 each occurrence (with a retention of no more than $1,000,000 each occurrence); (ii) a comprehensive general liability policy in an amount of $5,000,000 each occurrence; and (iii) a blanket employee dishonesty bond covering all employees of PA in an amount of $1,000,000 each occurrence. AHI may require certificates of insurance or other evidence that the insurance required by this Article VII is and remains in force.

     7.2  Insurance Maintained by Licensed Producers.  PA will require that its
          ------------------------------------------
principal Licensed Producers (including each Licensed Producer appointed by AHI as an "agent") maintain professional errors and omissions insurance in required amounts of at least $500,000 each occurrence. PA will obtain and submit proof of such insurance to AHI, upon the request of AHI.

                                 ARTICLE VIII

                       INDEMNIFICATION AND HOLD HARMLESS
                       ---------------------------------

     8.1  By AHI.  AHI will indemnify, defend and hold harmless PA against any
          ------
and all liability, losses, damages, costs or expenses of whatever nature, including, without limitation, settlement costs and reasonable attorneys' fees, mediation, arbitration and court costs and other expenses actually incurred by any such party, whether in investigating, prosecuting or defending any claim or action, or any threatened claim or action which PA may incur caused by and arising out of errors, omissions, negligence, dishonesty, fraudulent or criminal acts or breach of duty or confidentiality of AHI or its employees or anyone acting on their behalf or under their direct control. The provisions of this
Section 8.1 shall not apply to the extent PA has caused, contributed to, or compounded any such error, omission or negligence.

     8.2  By PA.  PA will indemnify, defend and hold harmless AHI against any
          ------
and all liability, losses, damages, costs or expenses of whatever nature, including, without limitation, settlement costs and reasonable attorneys' fees, mediation, arbitration and court costs and other expenses actually incurred by any such party, whether in investigating, prosecuting or defending any claim or action, or any threatened claim or action which AHI may incur caused by and arising out of errors, omissions, negligence, dishonesty, fraudulent or criminal acts or breach of duty or confidentiality of PA, its employees or anyone acting on their behalf or under their direct control. The provisions of this Section 8.2 shall not apply to the extent that AHI has caused, contributed to or compounded any such error, omission or negligence.

     8.3  Claims.   If a claim for indemnification (an "Indemnification Claim")
          ------
is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (an "Indemnification Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a claim for which indemnification may be sought under this Section 8.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such Indemnification Claim Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within 15 calendar days after receipt of the Indemnification Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 8.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any claim by reason of such settlement or judgment.

     8.4  Enforcement.  The indemnity provisions set forth in Sections 8.1 and
          -----------
8.2 are made for the benefit of the respective parties identified therein, whether or not a party hereto, and may be specifically enforced by any such party as if it were a party hereto. These provisions do not pertain only to third party suits but also include the reasonable attorneys' fees, court costs and other expenses incurred by a party in prosecuting any claim or suit to enforce any of its rights hereunder.

          No party otherwise entitled to be indemnified under this Article VIII shall be entitled to be indemnified with respect to any payments made in settlement of a claim made against it unless the party required to give indemnity hereunder shall first approve in writing the terms of any such settlement.

     8.5  Survival.  No termination of this Agreement shall relieve either
          --------
party of its obligations of indemnity under this Article VIII.

                                  ARTICLE IX

                             TERM AND TERMINATION
                             --------------------

     9.1  Term.  This Agreement shall become effective on the Effective Date,
          ----
and shall remain in effect indefinitely until terminated as herein provided.

     9.2  Termination.  AHI or PA may terminate this Agreement for any reason by
          -----------
giving the other party 365 days' prior written notice of such party's intent to terminate. This Agreement may be mutually terminated at any time.

     9.3  Insolvency or Breach.  This Agreement may be terminated immediately
          ---------------------
upon written notice from either AHI or PA to the other in the event of the other's fraud, insolvency, assignment for the benefit of creditors, willful misconduct, or breach of this Agreement, or in the event the other shall fail to pay any sums due under this Agreement within ten days following written notice of the nonpayment of such funds when due.

          Notwithstanding anything in this Section 9.3 to the contrary, with respect to a breach of any of the terms of this Agreement by either AHI or PA, the party in breach shall, upon written notice to it, be granted a reasonable time, not exceeding 30 days, to cure the breach.

     9.4  Loss of Authority to Transact Business.  This Agreement shall, without
          --------------------------------------
regard to the giving of notice, simultaneously and immediately terminate upon:
(i) the loss of PA's authority to do business as an insurance agency in Florida; or (ii) the loss by AHI of its certificate of authority to transact insurance in its state of domicile, which is currently Delaware.

     9.5  Acquisition or Merger of PA.  If PA is acquired by a third party, by
          ---------------------------
way of sale, merger or otherwise, or if a third party acquires control of a majority of the outstanding shares of capital stock of PA, AHI shall have the right, within 90 days after such sale, merger or change of control, to terminate this Agreement on 30-days' written notice.

     9.6  Payment of Premiums Upon Termination.  In the event of termination of
          ------------------------------------
this Agreement, any and all premiums due and payable by PA shall be paid to AHI in accordance with the terms of Section 9.9(c).

     9.7  Ownership of Records Upon Termination.  In the event of termination of
          -------------------------------------
this Agreement, or, with respect to any Covered State or an Expansion State, such state's status as a Covered State or an Expansion State, and provided that PA has, in accordance with the terms of this Agreement, accounted for and paid to AHI all premiums and other monies due and owing to AHI under this Agreement or with respect to such Covered State or Expansion State, exclusive ownership of the records, including documents and electronically maintained and transmitted information, and exclusive ownership of the right to use and control of expirations of business produced under this Agreement, or with respect to such Covered State or Expansion State, shall vest in PA. If there has not been such accounting, payment or return upon written demand, the exclusive ownership of the records and the exclusive ownership of the right to use and control of such expirations of business covered or produced under this Agreement, or with respect to such Covered State or Expansion State, shall vest in AHI. Nothing contained in this Agreement shall restrict or prevent AHI from continuing to be an insurance market for physicians' professional liability insurance or from competing with PA for the insurance of Eligible Insureds insured under the Program. AHI will not use any proprietary information of PA in soliciting such prospective insureds in a Covered State or an Expansion State. AHI may (i) enter into agreements with agents who responded to general mailings based on publicly available information in the insurance industry or advertisements of AHI, (ii) solicit and insure physicians or medical groups whose names were obtained from generally available information in the medical community or otherwise publicly available, and (iii) accept insurance from any broker who has submitted a request for quotation or any prospective insured who contacts AHI without solicitation. Each of AHI and PA agrees that during the term of this Agreement and for a period of three years after termination of this Agreement, it will not, directly or indirectly, offer employment to or seek to hire or offer employment to any individual known by AHI or PA, respectively, to be an employee of the other, unless AHI or PA first terminates the employment of such employee.

          Notwithstanding the foregoing, or any contrary provision of this Agreement, if AHI terminates the Agreement pursuant to the provisions of Section
9.2 at any time on or prior to January 1, 2008, then AHI agrees that for a period of one year after the date of such termination, it will not solicit, divert, sell or accept any physicians' professional liability or related business from any insured physician or medical group that was insured under the Program in the Covered States listed on Schedule I on December 31, 1997, and continuously insured under the Program thereafter.

     9.8  Commissions Upon Termination.  Upon termination of this Agreement,
          ----------------------------
AHI's obligation to pay commissions shall cease as of the date of such termination, except that PA shall continue to receive any earned but unpaid commission on Program Policies in force on the date of termination until termination of the insurance policy or policies.

     9.9  Additional Procedures and Rights Upon Termination.  In addition to the
          -------------------------------------------------
provisions of Section 9.6 above, upon termination of this Agreement:

          (a) The authority of PA to act on behalf of AHI with respect to the Program and Program Policies shall cease forthwith;

          (b) PA shall promptly return to AHI all policy and endorsement forms and other materials supplied to it by AHI and then in its possession with respect to the Program;

          (c) The method of accounting for all Account Current Program Policies will immediately be changed to a basis of AHI billing PA, with future premium payments becoming due on the 25th day of the month following the month in which the premium payment is due under the terms of the Program Policy in question.

     9.10 Right to Terminate a Covered State.  In the event that AHI or an
          ----------------------------------
Affiliate acquires an insurance company that already underwrites physicians' professional liability insurance in a Covered State or an Expansion State, and the acquired company has a larger premium volume than the Program in such state, AHI may terminate the Program in such state by the payment to PA of (i) the present fair value of the present Program in such state, plus (ii) an additional payment equal to ten percent of such present value. Alternatively, the provisions of Section 2.4.6 shall apply. The "present fair value" shall mean the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts. The present fair value shall be determined by agreement of the parties or by an appraiser selected by the parties. If PA and AHI cannot agree on an appraiser to make such determination, then each shall have the right to appoint its own appraiser, and the two appraisers so appointed shall select a third appraiser within 30 days after appointment. The three appraisers shall then determine the present fair value of the Program in such state and the determination shall be made by majority vote of the appraisers. In making such determination of the present fair value of the Program in such state, the appraisers shall (i) take into account all indirect and direct expenses of PA in that state with respect to the Program so that the "fully burdened" profitability of the Program in such state is considered, (ii) determine the present fair value without consideration of any marketability discount or control premium that may be applicable by reason of the fact that only a portion, and not the entirety, of PA's business is being sold and (iii) consider the terms and conditions of the sale that impact value, including the inclusion or exclusion of covenants not to compete and rights to trading names. AHI shall pay the price so determined within 30 days after determination. In the event AHI or an Affiliate acquires an insurance company that is a direct writer of physicians' professional liability insurance and the provisions of this Section
9.10 would otherwise apply, AHI will offer subproducers on such Program Policies in such state the option of selling some or all of the Program Accounts in such state to AHI for the present fair value of the commission revenue received by such subproducers for such accounts, with the present fair value for such accounts to be determined by AHI.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------


     10.1 Independent Contractor.  PA is acting under this Agreement as an
          ----------------------
independent contractor with full power and authority to determine the means, manner and method of performance of its duties, subject to the Administrative Guidelines and the Underwriting Guidelines and other limitations and obligations imposed upon PA by this Agreement, and with full responsibility and liability for its acts, errors and omissions in its performance of this Agreement. PA agrees it is not an employee of AHI and is not entitled to any benefits available to AHI employees.

     10.2 Dispute Resolution; Arbitration.  Any and all disputes between AHI and
          -------------------------------
PA arising out of, relating to, or concerning this Agreement, whether sounding in contract or tort and whether arising during the term or after termination of this Agreement (hereinafter "Disputes"), shall be resolved in accordance with a two-step dispute resolution process involving, first, mediation before a mediator mutually acceptable to the parties, followed, if necessary, by final and binding arbitration before a board of arbitration composed of two arbitrators and an umpire ("Board"), which may or may not include the mediator, or if requested by either party, another Board. The parties confirm that by agreeing to this dispute resolution process, they intend to and do waive their right to have any dispute decided in court by a judge or jury. All proceedings pursuant to this Section 10.2 shall take place in Dallas, Texas.

          (a) Mediation.  In the event any Dispute is not resolved by an
              ---------
informal negotiation between the parties within 30 days after either party receives written notice from the other party that a Dispute exists, the matter shall be referred to the Dallas, Texas, offices of the American Arbitration Association ("AAA") for an informal, non-binding mediation consisting of one or more conferences between the parties in which a mediator will seek to guide the parties to a resolution of the Disputes. The parties shall select a mutually acceptable neutral mediator meeting the qualifications set forth in clause
(b)(ii) below. In the event the parties cannot agree on a mediator, the Administrator of AAA will appoint a mediator meeting such qualifications. The mediation process shall begin on a date mutually agreed upon by the parties and mediator or, in the event the parties cannot agree on a date, the mediator shall select a date. The mediation process shall continue until the earliest to occur of the following: (i) the Disputes are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) 30 days have elapsed since the Dispute was first scheduled for mediation.

          (b) Arbitration.  Should any Disputes remain after the completion of
              -----------
the mediation process described above, the parties agree to submit all remaining Disputes to final and binding arbitration administered by AAA in accordance with the then-existing AAA

Commercial Arbitration Rules. Neither party nor the Board shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as follows:

               (i)   Submission to Arbitration.  Within 30 days of the
                     -------------------------
termination of mediation proceedings pursuant to this Section 10.2, each party shall notify the other of the name of its appointed arbitrator. Either party may appoint the mediator as its appointed arbitrator.

               (ii)  Arbitration Board Membership.  Unless otherwise mutually
                     ----------------------------
agreed, the members of the Board shall be impartial and disinterested and shall be active or retired lawyers, familiar with insurance, or active or retired officers of property-casualty insurance companies or agencies. AHI and PA as aforesaid shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. As time is of the essence, if either party fails to appoint its arbitrator within the 30-day period described above, the other party is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within ten days thereof, the two (2) arbitrators shall request the AAA to appoint an umpire for the arbitration with the qualifications set forth above in this Section
10.2. If the AAA fails to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications, and the umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

               (iii) Submission of Briefs.  The claimant and respondent shall
                     --------------------
each submit initial briefs to the Board outlining the issues in dispute and the basis, authority, and reasons for their respective positions within 30 days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

               (iv)  Arbitration Award.  The Board shall take such steps as may
                     -----------------
be necessary to hold a private hearing within 120 days of the submission of the Disputes to arbitration and to conclude such hearing within three days. The Board shall make a decision and award with regard to the terms of this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property and casualty insurance business which decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and in which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within 20 days of the close of the hearing. The Board shall make its decision and award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding. Either party may apply to a court of competent jurisdiction for an order confirming any decision and the award; a judgment of that court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest at a rate of 100 basis points above the prime rate as published in the Wall Street Journal on the date of the award of the Board calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party but may not award punitive, exemplary, or treble damages.

               (v)   Arbitration Expense.  Each party shall bear the expense of
                     -------------------
the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, of the mediator and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.

               (vi)  Evidence.  Subject to customary and recognized legal rules
                     ---------
of privilege, each party participating in the arbitration shall have the obligation to produce those documents, and as witnesses to the arbitration those of its employees, those of its affiliates, and those of any intermediary or underwriting manager as any other participating party reasonably requests, providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, prehearing discovery may be conducted as the umpire shall determine in his/her sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The umpire shall be the final judge of the procedures of the Board, the conduct of the arbitration, the rules of evidence, the rules of privilege and production and the excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board and the umpire shall have the authority to issue subpoenas and other orders to enforce their decisions.

               (vii) Equitable Relief.   Nothing herein shall be construed to
                    -----------------
prevent any participating party from applying to a federal district court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

          (c) Survival.  The dispute resolution process set forth in this
              --------
Section 10.2 shall survive the termination of this Agreement.

          (d) Confidentiality.  Any and all matters related to the arbitration,
              ---------------
including all discovery and all evidence presented at the arbitration hearing, shall be treated as strictly confidential by the parties and the Board. The award or decision of the Board shall not be disclosed to any other party, except as may be required by law or as may be needed to confirm or enforce this award, or upon the written consent of all parties.

     10.3 Waiver of Punitive Damages.  Each of the parties hereto expressly and
          --------------------------
unequivocally agrees to waive its right to recover punitive or exemplary damages in connection with any claim arising out of, in connection with, or in relation to this Agreement.

     10.4 Offset.  All amounts due PA or AHI under this Agreement shall be
          ------
subject to the right of offset.

     10.5 Amendment.  This Agreement may be amended by the parties only by
          ---------
written agreement executed by both parties.

     10.6 Conflict with Applicable Law.  Any portion of this Agreement in
          ----------------------------
contravention of any applicable statute, insurance department regulation or directive, or any governmental ruling shall, without further action by the parties, be modified or deleted to the extent necessary to conform to such statute, regulation, directive or ruling.

     10.7 Notices.  All notices from one party to the other shall be in writing,
          -------
and except as otherwise expressly herein provided, shall be effective upon mailing to the other by United States mail, postage pre-paid, certified or registered mail with return receipt requested, addressed to the other as follows:

     If to PA, addressed to:

          President
          Professional Programs Division
          Poe & Brown, Inc.
          401 E. Jackson Street, Suite 1700
          Tampa, Florida 33602
     with a copy to:

           General Counsel
           Poe & Brown, Inc.
           401 E. Jackson Street, Suite 1700
           Tampa, Florida 33602

     and if to AHI addressed to:

           American Healthcare Indemnity Company
           9441 W. Olympic Boulevard
           Beverly Hills, California  90212-4541
           Attention:  Donald J. Zuk
                       President and Chief Executive Officer

     By notice given as above provided, either party may change the address or the addressee to whom any such notice is to be sent.

     10.8  Governing Law.  This Agreement is to be performed in accordance
           -------------
with the laws of the State of Florida. The parties agree that any questions concerning the interpretation, construction, performance or enforcement of this Agreement or remedies in the event of its breach are to be governed by the laws of that State.

     10.9  Entire Agreement.  This Agreement represents the entire
           ----------------
agreement between the parties concerning its subject matter. All prior discussions and agreements between the parties concerning the Program, the Program Policies, procedures and practices of the parties in the conduct of their business and anticipated manner of performance of the Agreement and agreements and understandings between the parties concerning the same are merged into this Agreement. Neither party is relying on any statements, representations or warranties from the other party concerning any aspect of their dealings under this Agreement which are not expressly set forth herein.

     10.10 Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                            SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, PA and AHI have caused this Agreement to be executed by their fully authorized respective officers as of this 1st day of January, 1998.


                                          POE & BROWN, INC., PROFESSIONAL
                                          PROGRAMS DIVISION


ATTEST:  /s/ Martin W. Brown              BY: /s/ Wayne H. Carter, III
        --------------------------           -----------------------------------
                                               Wayne H. Carter, III
TITLE: Executive Vice President                President
      ----------------------------


                                          AMERICAN HEALTHCARE INDEMNITY
                                          COMPANY



ATTEST:  /s/ Joseph P. Henkes             BY: /s/ Donald J. Zuk
        --------------------------            ----------------------------------

TITLE: Senior Vice President              TITLE: President and Chief Executive
        and Secretary                            Officer
      ----------------------------              --------------------------------